UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  September 7, 2018

COMSTOCK RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF NEVADA	001-03262	94-1667468
(State or other jurisdiction incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5300 Town and Country Boulevard

Suite 500

Frisco, Texas 75034

(Address of principal executive offices)

(972) 668-8800

(Registrant's Telephone No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers

On September 7, 2018, Comstock Resources, Inc. (the “Company”) entered into new employment contracts with its Chief Executive Officer, M. Jay Allison and its President, Chief Financial Officer and Secretary, Roland O. Burns. The employment contracts were approved by the Company’s Compensation Committee.

The employment contracts are substantially consistent with the employment contracts previously adopted by the Company in 2014 with a few material exceptions described below.

The employment contracts were amended to provide that the cash severance payable upon involuntary termination without “Cause” or resignation for “Good Reason” as such terms are defined in the employment contracts (a “qualifying termination”) within 24 months of a “Change in Control” which is subsequent to the “Jones Transactions” (as each capitalized term is therein defined) will be a multiple of the employee’s annual base salary and target annual bonus for the year in which the termination occurs, payable twelve (12) months following termination of employment.

If the employee’s employment is terminated in a qualifying termination prior to the first anniversary of the Jones Transactions, the amount of cash severance payable will be determined under the terms of the employment contracts adopted in 2014.

The employment contracts were also revised to provide for up to five (5) annual retention bonus payments if the employee remains employed on specified “Retention Vesting Dates” (as such capitalized term is therein defined). If the employee’s employment is terminated in a qualifying termination or a Change in Control occurs on or after the initial Retention Vesting Date, then any unpaid portion of the retention bonuses will immediately vest and be paid in a lump sum. Any other severance benefits payable under the employment contracts will be offset and reduced by any such retention bonus described in the foregoing sentence.

The amended employment contracts impose additional restrictions on the employees both during and following employment with the Company. These restrictions include limits on the use of confidential information and a twelve (12) month non-competition and non-solicitation requirement following termination of employment.

The foregoing description of the employment contracts does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the respective employment contracts, copies of which are attached hereto as Exhibits 10.1 and 10.2, and are incorporated into this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits
Exhibit 10.1	Employment Agreement dated September 7, 2018 by and between Comstock Resources, Inc. and M. Jay Allison.
Exhibit 10.2	Employment Agreement dated September 7, 2018 by and between Comstock Resources, Inc. and Roland O. Burns.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMSTOCK RESOURCES, INC.

Dated: September 13, 2018	By:	/s/ ROLAND O. BURNS
Roland O. Burns
President and Chief Financial Officer